EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of July 12, 1996 by and among AmVestors Financial Corporation, a Kansas corporation (the "Company"), and The Robinson-Humphrey Company, Inc. ("R-H"), on behalf of the Persons (individually a "Purchaser" and collectively the "Purchasers") who purchase the Company's 3% Convertible Subordinated Debentures due 2003 (the "Debentures") pursuant to Purchase Agreements (as defined below).

     This Agreement is made pursuant to the various Purchase Agreements, executed from time-to-time (the "Purchase Agreement"), by and between the Company and the Purchasers. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in Section 2 of the Purchase Agreement.

     The parties hereto deem it to be in their respective best interests to set forth the rights of the Holders (as defined below) in connection with public offerings and sales of the Transfer Restricted Securities (as defined below). In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties hereto, the parties, intending to be legally obligated, hereby agree as follows:

SECTION 1. DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Act": The Securities Act of 1933, as amended.

     "Broker-Dealer": Any broker or dealer registered as such under the Exchange Act.

     "Closing Date": The date of this Agreement.

     "Commission" or "SEC": The United States Securities and Exchange
Commission.

     "DTC": The Depository Trust Company.

     "Exchange Act": The Securities Exchange Act of 1934, as amended.

     "Holders": As defined in Section 2(b) hereof.

     "Indenture": The Indenture, dated as of July 12, 1996, among the Company and Boatmen's Trust Company, as trustee (the "Trustee") pursuant to which the Debentures are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     "Person": An individual, partnership, corporation, trust or unincorporated organization, or a government or an agency, authority or political subdivision thereof.

     "Preliminary Prospectus": The prospectus filed as a part of the Resale Registration Statement prior to the time that the Resale Registration Statement becomes effective under the Act.

     "Prospectus": The prospectus included in the Resale Registration Statement, as amended or supplemented, including post-effective amendments, therein.

     "Purchaser": As defined in the preamble hereto.

     "Registration Expenses": Includes (i) all registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Transfer Restricted Securities), (iii) printing expenses, messenger and delivery services and telephone charges incurred by the Company,
(iv) internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of comfort letters customarily requested by underwriters), (vi) fees and expenses of listing the Debentures and the Underlying Common Stock on any securities exchange on which the Company's Common Stock is then listed and (vii) fees and disbursements of underwriters customarily paid by issuers or sellers of securities.

     "Resale Filing Deadline": As defined in Section 3 hereof.

     "Resale Registration Statement": The registration statement of the Company filed with the SEC relating to the registration for resale of Transfer Restricted Securities, which is to be filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     "Transfer Restricted Securities": Each Debenture and share of Underlying Common Stock, as applicable, until the earliest to occur of (a) the date on which such Debenture or Underlying Common Stock has been effectively registered under the Act and disposed of in accordance with the Resale Registration Statement or such other applicable registration statement, (b) the date on which such Debenture or Underlying Common Stock is sold pursuant to Rule 144 (or any similar provisions then in force) under the Act, (c) the date on which such Debenture has been converted or redeemed as provided in the Indenture, or (d) the date on which such Debenture or share of Underlying Common Stock become freely tradable by non-affiliates without registration under the Act as evidenced by a published position of the Commission or decision of a court (which addresses the matter adequately in the view of Company counsel) or as otherwise stated in a written opinion of counsel for the Company.

     "Underlying Common Stock": The shares of Company Common Stock into which the Debentures may be converted as provided in the Indenture.

SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

     (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

     (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities, whether directly or through the DTC book-entry system.

SECTION 3. RESALE REGISTRATION STATEMENT

     (a) Registration. Subject to the conditions of Section 3(c), the Company agrees to:

          (i) file a single registration statement on Form S-3, if the use of such form is then available pursuant to Rule 415 under the Act (the "Resale Registration Statement"), and on Form S-2 if the failure to qualify for Form S-3 is the result of actions or inactions of the Company which result in the failure of the Company to meet the conditions set forth in Section I.A.3 or I.A.5. of the General Instructions for Form S-3, such form to be filed by the Company on or prior to the 40th day after the Closing Date (the "Resale Filing Deadline"), which Resale Registration Statement shall provide for resales of all Transfer Restricted Securities for which the information required pursuant to Section 3(b) hereof has been timely provided;

          (ii) use reasonable efforts to cause the Resale Registration Statement to be declared effective by the Commission; and

          (iii) use reasonable efforts to keep the Resale Registration Statement continuously effective until the earlier of (x) a period of at least three years following the Closing Date, or such lesser period of time provided for in Rule 144(k) under the Act (or any similar provision then in force); or (y) the date on which all Transfer Restricted Securities have been sold and this Registration Rights Agreement is not herein assigned therewith as provided herein or otherwise no more Transfer Restricted Securities exist.

     (b) Provision by Holders of Certain Information in Connection with the Resale Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Resale Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the Resale Registration Statement, Preliminary Prospectus or Prospectus. With respect to the Purchasers, all such requests by the Company shall be made within twenty (20) days of the Closing Date. Each Holder as to which the Resale Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

     (c) Conditions to Registration. The Company may delay, suspend or withdraw the registration of the Transfer Restricted Securities required pursuant to
Section 3(a) for a period not exceeding ninety (90) days if the Company shall in good faith determine that any such registration would require the Company to take actions that might reasonably be expected to have a detrimental effect on any proposal, negotiations or plan by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or any merger, consolidation, tender offer, reorganization or similar transaction, or any other material corporate event contemplated by the Company or any of its subsidiaries that would require disclosure. In addition, the Company shall not be required to register Transfer Restricted Securities on a date which, under the general rules and regulations of the SEC as advised by counsel, the inclusion therein, by incorporation or by reference, of financial statements of the Company contained in the annual or quarterly report of the Company most recently filed with the SEC would not be permitted or advisable, provided that this exception shall not permit delay or suspension of registration beyond the filing of the next required annual or quarterly filing under the Exchange Act.

SECTION 4. REGISTRATION PROCEDURES

     (a) General Provisions. In connection with the Resale Registration Statement and any Prospectus required by this Agreement, the Company agrees to:

          (i) prepare and file with the SEC such amendments and post-effective amendments to the Resale Registration Statement as may be necessary to keep the Resale Registration Statement effective for the time required under Section 3(a)(iii); and cause the Prospectus to be supplemented as required by the SEC, and as so supplemented, to be filed pursuant to Rule 424 of the Act; and comply with the provisions of the Act applicable to the Company with respect to the disposition of all securities covered by the Resale Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof set forth in the Resale Registration Statement or supplement to the Prospectus;

          (ii) provide copies of any document which is to be incorporated by reference into the Resale Registration Statement or Prospectus to the selling Holders covered thereby and the underwriter(s), if any, after the filing of such document;

          (iii) furnish to each selling Holder and each underwriter, if any, without charge, a reasonable number of copies of the then effective Resale Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (iv) deliver to each selling Holder and the underwriter(s), if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion), and any amendment or supplement thereto, as such Persons may reasonably request;

          (v) register or qualify, or cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of, such Transfer Restricted Securities for offer and sale under the securities or blue sky laws of such U.S. jurisdictions as any selling Holder or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the then effective Resale Registration Statement; provided, however, that the Company will not be required to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph, (B) subject itself to general taxation in any such jurisdiction, or (C) consent to any general service of process in any such jurisdiction;

          (vi) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the preparation and delivery of certificates representing Transfer Restricted Securities to be sold; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the underwriter(s) may request;

          (vii) cause all Underlying Common Stock covered by the Resale Registration Statement to be listed on each securities exchange on which the Company's Common Stock is then listed;

          (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Holders earnings statements satisfying the provisions of Section 11(a) of the Act;

          (ix) furnish to each Purchaser as soon as practicable after available, one copy of its Annual Report to Shareholders and all other communications sent to shareholders.

          (x) to the extent required by the TIA, cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Debentures to effect such changes to the Indenture as may be required for such Indenture, if any, to be so qualified in accordance with the terms of the TIA; and execute, use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

     (b) Disposition Notice; Blocking Notice; Amendment Notice. At least ten
(10) business days prior to any disposition of Transfer Restricted Securities, the Holder thereof shall advise the Company of the dates on which such disposition is expected to commence and terminate, the number of Transfer Restricted Securities expected to be sold, the method of disposition, and such other information as the Company may reasonably request in order to supplement the Prospectus in accordance with the rules and regulations of the Commission. Such sales of securities under the Registration Statement will not be allowed until such Holder has complied with such request. The Company may suspend such sale under the Resale Registration Statement and notify such Holder in writing that it may not sell Transfer Restricted Securities pursuant to the Resale Registration Statement or Prospectus (a "Blocking Notice") if the Company's management determines in its reasonable good faith judgment that such Holder has not complied with such request, or that the Company's obligation to ensure that the Resale Registration Statement and Prospectus are current and complete would require the Company to take actions that might reasonably be expected to (i) have a detrimental effect on any proposal, negotiations or plan by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or any merger, consolidation, tender offer, reorganization or similar transaction, (ii) have a detrimental effect on a public offering by the Company, provided that such suspension may not exceed ninety (90) days, (iii) have a detrimental effect on any other material corporate event contemplated by the Company or any of its subsidiaries that would require the disclosure of information, provided that such suspension may not exceed ninety (90) days; or
(iv) occur on a date which, under the general rules and regulations of the SEC, the inclusion therein by incorporation or by reference, of financial statements of the Company contained in the annual or quarterly report of the Company most recently filed with the SEC would not be permitted or advisable, provided that this exception shall not permit delay or suspension beyond the filing of the next required annual or quarterly filing under the Exchange Act. In no event shall the Company be able to suspend such a sale by such holder for more than a continuous 90-day period from the date such holder initially indicated for the commencement of such disposition, without allowing an intervening 30-day period for such holder to make such sale, or offering to buy such Transfer Restricted Security from such holder at the market price.

     Each Holder of Transfer Restricted Securities agrees by acquisition of a Transfer Restricted Security that, upon receipt of a Blocking Notice or notice from the Company of the existence of any fact or the happening or any event that makes any statement of a material fact made in the Resale Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the Prospectus in order to make the statements therein not misleading (an "Amendment Notice"), such Holder shall not dispose of, sell or offer for sale Transfer Restricted Securities under the Resale Registration Statement until such Holder receives
(i) copies of the supplemented or amended Prospectus or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events; (ii) notice in writing (the "Advice") from the Company that the use of the Prospectus may be resumed, and (iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

     If so directed by the Company in connection with a Blocking Notice or an Amendment Notice, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current immediately prior to the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Resale Registration Statement set forth in Section 3, shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each selling Holder covered by the Resale Registration Statement shall have received the copies of the supplemented or amended Prospectus, the Advice and any additional or supplemental filings that are incorporated by reference in the Prospectus.

SECTION 5. REGISTRATION EXPENSES

     The Company shall pay all Registration Expenses, provided, however, that the Company will not bear certain personal expenses of a Holder who sells Transfer Restricted Securities, including, legal fees and expenses, underwriting discounts, commissions, messenger and delivery service charges, and telephone expenses incurred by such selling Holders.

SECTION 6. INDEMNIFICATION

     (a) Indemnification by the Company. The Company will indemnify and hold harmless each Holder, its partners, directors, officers and employees and each Person, if any, who "controls" such Holder (within the meaning of the Act) against all losses, claims, damages, or liabilities, joint or several, or actions in respect thereof to which such Holder or other Person entitled to indemnification hereunder may become subject under the Act, or otherwise, insofar as such losses, claims, damages, liabilities, or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Resale Registration Statement, any related Preliminary Prospectus, or any related Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder or other Person entitled to indemnification hereunder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be so liable to the extent that any such loss, claim, damage, liability, or action arises out of, or is based solely upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Resale Registration Statement, such Preliminary Prospectus, or such Prospectus, or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of a Holder or an underwriter specifically for use therein; and provided further, that the Company will not be liable, and this indemnification agreement shall not apply, in any such case to the extent that any such loss, claim, damage, liability or action is attributable to the failure of such Holder (or underwriter or agent acting on its behalf) to deliver a Preliminary Prospectus or Prospectus (or amendment or supplement thereto), including one that corrects a material misstatement or omission contained in the Preliminary Prospectus or other Prospectus (or amendment or supplement thereto), which have been provided by the Company to such Holder (or underwriter or agent acting on its behalf). The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Holders, if so requested.

     (b) Indemnification by the Holder. With respect to information furnished to the Company by or on behalf of a Holder specifically for use in the Resale Registration Statement, any related Preliminary Prospectus, or any related Prospectus or any supplement or amendment thereto, such Holder will severally indemnify and hold harmless the Company, and its directors, officers and employees and each Person, if any, who "controls" the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities, joint or several, or actions in respect thereof to which the Company or such other Person entitled to indemnification hereunder may become subject under the Act, or otherwise, insofar as such losses, claims, damages, liabilities, or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Resale Registration Statement, such Preliminary Prospectus, or such Prospectus, or any such amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, in each case to the extent, but only to the extent, that any such loss, claim, damage, liability, or action, arises out of, or is based solely upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Resale Registration Statement, such Preliminary Prospectus, or such Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, such written information. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Resale Registration Statement. Each Holder will severally indemnify and hold harmless the Company, and its directors, officers and employees and each Person, if any, who "controls" the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities, joint or several, or actions in respect thereof to which the Company or such other Person entitled to indemnification hereunder may become subject under the Act, or otherwise, insofar as such losses, claims, damages, liabilities, or actions in respect thereof arise is attributable to the failure of such Holder (or underwriter or agent acting on its behalf) to deliver a Preliminary Prospectus or Prospectus (or amendment or supplement thereto), including one that corrects a material misstatement or omission contained in the Preliminary Prospectus or other Prospectus (or amendment or supplement thereto), which have been provided by the Company to such Holder (or underwriter or agent acting on its behalf). Each Holder will also severally indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Company, if so requested; provided, however that the amount of liability of each Holder pursuant to the indemnification set forth in this paragraph 6(b) shall not exceed the principal amount of Debentures purchased by such Holder.

     (c) Notice. Promptly after receipt by an indemnified party of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party will not relieve it from any liability which it may have to the indemnified party except to the extent it was damaged or suffered any loss or incurred any additional expense as a result thereof. If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, (A) the indemnifying party will not be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof, (B) the indemnifying party will not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the consent of the indemnifying party or the indemnified party waived any rights to indemnification hereunder in writing, in which case the indemnified party may effect a settlement without consent, and (C) the indemnified party will be obligated to cooperate with the indemnifying party in the investigation and defense of such claim or action; provided, however, that the Holders and their respective controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such Holders against the Company may employ their own counsel if they have been advised by counsel in writing that, in its reasonable judgment, it is advisable for such Holders and their controlling Persons to be represented by separate counsel due to the presence of conflicts of interest and in that event the reasonable fees and expenses of such separate counsel will also be paid by the Company; provided, that the Company shall not be liable for the reasonable fees and expenses of more than one separate counsel at any time and for all such indemnified parties. The indemnifying party shall not consent to entry of any judgment or enter into any settlement without the written consent of the indemnified party (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which the indemnifying party makes provision for full payment or includes as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability.

     (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding paragraphs (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand, and of the Indemnified Holder on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 7. RULE 144A

     The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 8. MISCELLANEOUS

     (a) Compliance with Securities Laws. Each selling Holder (and underwriter or agent acting on its behalf) shall deliver each Preliminary Prospectus or Prospectus (or amendment or supplement thereto), including any that correct a material misstatement or omission contained in a Preliminary Prospectus or other Prospectus (or amendment or supplement thereto), which have been provided by the Company to such Holder (or underwriter or agent acting on its behalf), as required by the Act. Each selling Holder (and underwriter or agent acting on its behalf) and the Company shall otherwise comply with all requirements under the Act and all applicable securities or blue sky laws of U.S. jurisdictions.

     (b) Information Confidential. No Holder may use any confidential information received by it pursuant to this Agreement (including the fact of receipt of a Blocking Notice) in violation of the Exchange Act or reproduce, disclose, or disseminate such information to any other Person (other than its employees or agents having a need to know the contents of such information, and its attorneys who are advised of and agree to abide by this confidentiality provision), except to the extent reasonably related to the exercise of rights under this Agreement, unless such information has been made available to the public generally (other than by such recipient in violation of this Section 7(b)) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby.

     (c) Amendments. The provisions of this Agreement, including the provisions of this Section 7(c), may not be amended, modified or supplemented except in writing signed by each of the parties hereto.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air-courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii) if to the Company:

               AmVestors Financial Corporation
               415 S.W. Eighth Avenue
               P.O. Box 2039
               Topeka, Kansas 66601
               Telecopier No.: (913) 232-5827
               Attention: Mark V. Heitz

           With a copy to:

               Bryan Cave LLP
               One Metropolitan Square
               211 N. Broadway, Suite 3600
               St. Louis, Missouri 63102
               Telecopier No.: (314) 259-2020
               Attention: J. Mark Klamer

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if sent via a reliable overnight delivery service.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (e) Successors and Assigns. This Agreement shall not be assignable by the Holder unless (i) it is not selling the Transfer Restricted Securities in a transaction pursuant to the Resale Registration Statement or pursuant to Rule 144 under the Securities Act, (ii) the assignee signs a counterpart of this Agreement agreeing to be bound by the terms hereof, and (iii) the assignee may be added to the Resale Registration Statement without filing a post-effective amendment. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the State of Kansas.

     (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (j) Entire Agreement. This Agreement, together with the other Offering Agreements (as defined in the Purchase Agreement), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     (k) The Company will not, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders under this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way breach or conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.


                                       AMVESTORS FINANCIAL CORPORATION

                                       By:
                                          --------------------------------------
                                          Mark V. Heitz
                                          President

                                       THE ROBINSON-HUMPHREY COMPANY, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: